UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2007
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600
Irving, TX	75063-2547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors
On November 20, 2007, the Federal Home Loan Bank of Dallas (the “Bank”) completed its director election process for directorships that will commence on January 1, 2008. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Board (“Finance Board”). A description of the Bank’s director election process is contained in the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.
One new director, Glenn Wertheim, was elected to serve a three-year term that will commence on January 1, 2008. Mr. Wertheim serves as a board member, President and Chief Executive Officer of Charter Bank in Albuquerque, New Mexico. The committees of the Bank’s Board of Directors to which Mr. Wertheim will be named have not been determined at the time of filing this report.
In addition, James H. Clayton and John B. Stahler were re-elected to serve three-year terms commencing on January 1, 2008. Mr. Clayton serves as Chairman and Chief Executive Officer of Planters Bank and Trust Company in Indianola, Mississippi and has served as a director of the Bank since 2005. Mr. Clayton currently serves on the Board of Directors’ Executive Committee, Affordable Housing and Economic Development Committee (for which he serves as Chairman), and Government Relations Committee. Mr. Stahler serves as a board member, President and Chief Executive Officer of American National Bank in Wichita Falls, Texas and has served as a director of the Bank since 2001. Currently, Mr. Stahler serves on the Board of Directors’ Executive Committee, Risk Management Committee (for which he serves as Chairman), and Audit Committee. At the time of filing this report, it has not been determined whether Mr. Clayton or Mr. Stahler will continue to serve on these same committees in 2008.
Since January 1, 2006, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.
As a cooperative, the Bank’s products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve (or have been elected to serve) as directors of the Bank (“Directors’ Financial Institutions”). The Bank’s products and services are provided to Directors’ Financial Institutions on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank.
Robert Wertheim’s term as an elected director representing the State of New Mexico will expire on December 31, 2007. In addition, the terms of the following appointed directors will expire on that same date: Sarah S. Agee, Mary E. Ceverha and Bobby L. Chain. Each of these directors was appointed by the Finance Board to fill the remaining year of the three-year appointive director terms that began on January 1, 2005. Currently, Ms. Ceverha serves as Vice Chairman of the Bank’s Board of Directors.
Executive Employment Agreements
On November 20, 2007 (“Effective Date”), the Bank entered into employment agreements (each, an “Employment Agreement” and together, the “Employment Agreements”) with each of the following executive officers: Terry Smith, President and Chief Executive Officer; Paul Joiner, Senior Vice President and Chief Strategy Officer; Tom Lewis, Senior Vice President and Chief Accounting Officer; Nancy Parker, Senior Vice President and Chief Information Officer; and Michael Sims, Senior Vice President and Chief Financial Officer (each, an “Executive”).

Each of the Employment Agreements provides that, unless terminated earlier as provided for in the agreement, the Bank’s employment of the Executive will continue for three years from the Effective Date. As of each anniversary of the Effective Date, an additional year shall automatically be added to the unexpired term of the Employment Agreement unless either the Bank or the Executive gives a Notice of Non-Renewal (as provided for in the Employment Agreement).
Under the terms of each Employment Agreement, in the event that the Executive’s employment with the Bank is terminated either by the Executive for Good Reason (as defined in the Employment Agreement) or by the Bank Other Than For Cause (as defined in the Employment Agreement), or in the event that either the Bank or the Executive gives Notice of Non-Renewal and the Bank relieves the Executive of his or her duties under the Employment Agreement, the Executive shall be entitled to receive the following payments (each, a “Termination Payment” and collectively, the “Termination Payments”):
i)	all accrued and unpaid base salary for time worked through the date of termination of the Executive’s employment (“Termination Date”);

ii)	all accrued but unutilized vacation time as of the Termination Date;

iii)	base salary continuation (at the base salary in effect at the time of termination) from the Termination Date through the end of the remaining term of the Employment Agreement;

iv)	continued participation in any incentive compensation plan in existence as of the Termination Date, provided that all other eligibility and performance objectives are met, as if the Executive had continued employment through December 31 of the year in which the termination occurs (the Executive will not be eligible for incentive compensation with respect to any year following the year of termination);

v)	continuation of any elective health care benefits that the Bank is providing to the Executive as of his or her Termination Date in accordance with the terms of the Bank’s general Reduction in Workforce Policy (under this policy, the continuation of health care benefits is limited to no more than a one-year period); and

vi)	a lump sum payment calculated based on the product of (X) and (Y) where “X” means the then current monthly premium charge for the COBRA Continuation Coverage under the health care benefits plan of the kind the Executive then subscribes to and “Y” means (a) the number of months for which base salary is payable under (iii) above minus (b) the number of months of health care benefits coverage provided to the Executive under (v) above.
If the Executive’s employment with the Bank is terminated for any reason other than those described above, the Executive will be entitled only to the amounts in items (i) and (ii) above.
The Employment Agreements provide that the Executive will not be entitled to any other salary, incentive compensation or severance payments other than those specified above or as required by applicable law.
The terms of the Employment Agreements also specify that the right to receive payments under items (iii) through (vi) above is contingent upon the Executive signing a general release of all claims against the Bank and refraining from: (1) becoming employed by any other Federal Home Loan Bank or other entity in which the Executive would serve in a role to effect that entity’s decisions with respect to any product or service that competes with the Bank’s Credit Products (as defined in the Employment Agreement) during the period in which the Executive is owed Termination Payments; (2) soliciting, contacting, calling upon, communicating with or attempting to communicate with any member of the Bank with whom the Executive had business dealings while employed by the Bank with respect to any product or service that competes with the Bank’s Credit Products during the period in which the Executive is owed Termination Payments; and (3) recruiting, hiring or engaging the services of any employee of the Bank with whom the Executive had contact during the Executive’s employment with the Bank for a period of one year after his or her Termination Date. The Executive may irrevocably elect, prior to his or her Termination Date, not to receive the Termination Payments provided for in items (iii) through (vi) above and, if the Executive makes such election, he or she shall be released from any obligation to comply with clauses (1) and (2) in the immediately preceding sentence.

The form of Employment Agreement executed by each Executive is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits
99.1	Form of Employment Agreement between the Bank and certain executive officers.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: November 26, 2007	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer

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